Exhibit 10.3

AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 10, 2013 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”), BANK OF AMERICA, N.A., in its capacity as the sole existing “Lender” under the Loan Agreement referenced below (“Existing Lender”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Existing Lender and Agent are parties to that certain Loan and Security Agreement dated as of February 28, 2013, as previously amended (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Guarantors, Existing Lender and Agent desire to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Amendments to Loan Agreement.

(a)                                 Amendments to Section 1.1.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(i)                                     The following new defined terms are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“Consolidated EBITDA:  shall have the same meaning as “EBITDA”, as such term is defined herein.”

“Indebtedness:  shall have the same meaning as “Debt”, as such term is defined herein.”

(ii)                                  The following defined terms in Section 1.1 of the Loan Agreement are hereby amended and restated as follows:

“Cash Management Services:  any services provided from time to time by a Lender or any of its affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.”

“Extraordinary Expenses:  all costs, expenses or advances that Agent, Issuing Bank or Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to:  (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  “Extraordinary Expenses” shall include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.”

“Governmental Authority:  any federal, state, provincial, territorial, municipal, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority, in each case whether associated with the United States, a state, district or territory thereof, Canada, a province or territory thereof, the United Kingdom or a country thereof or any other foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).”

“Required Lenders:  Lenders (subject to Section 4.2) having (a) Commitments in excess of 66 2/3% of the aggregate Commitments; and (b) if the Commitments have terminated, Loans in excess of 66 2/3% of all outstanding Loans; provided, however, that (i) if at any time there shall be two or more Lenders, “Required Lenders” shall mean at least two Lenders (subject to Section 4.2) having Commitments (or, if Commitments have terminated, Loans) in excess of 66 2/3% of the aggregate Commitments (or, if Commitments have terminated, 66 2/3% of the aggregate outstanding Loans), and (ii) the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.”

(b)                                 Amendment to Section 2.1.5.  Section 2.1.5 of the Loan Agreement is hereby amended by adding the following sentences at the end of Section 2.1.5:

“Required Lenders may at any time revoke Agent’s authority to make further Overadvance Loans by written notice to Agent.”

(c)                                  Amendment to Section 3.4.  Section 3.4 of the Loan Agreement is hereby amended by deleting Section 3.4 in its entirety and replacing it with the following new Section 3.4:

“3.4                         Reimbursement Obligations.  Borrowers shall reimburse Agent, Issuing Bank and Lenders for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third patty.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.”

(d)                                 Amendment to Section 5.6.2.  Section 5.6.2 of the Loan Agreement is hereby amended by deleting clause (a) of Section 5.6.2 and replacing it with the following new clause (a):

“(a)                           first, (i) to all Extraordinary Expenses owing to Agent, Issuing Bank and Lenders, and (ii) to all other costs and expenses owing to Agent;”

(e)                                  Amendment to Section 5.6.2.  Section 5.6.2 of the Loan Agreement is hereby amended by deleting clause (c) of Section 5.6.2 and replacing it with the following new clause (c):

“(c)                            third, to Issuing Bank in respect of amounts owing by Borrowers for (i) any unreimbursed drawings made under Letters of Credit and (ii) fees, costs, expenses and indemnities owing to Issuing Bank in respect of Letters of Credit;”

(f)                                   Amendment to Section 12.6.  Section 12.6 of the Loan Agreement is hereby amended by adding the following sentences at the end of Section 12.6:

“Notwithstanding anything to the contrary set forth herein, no Indemnitee shall be entitled to indemnification from any Lender for a claim that is directly and solely attributable to the gross negligence or willful misconduct of such Indemnitee.”

(g)                                  Amendment to Section 15.1.1.  Section 15.1.1 of the Loan Agreement is hereby amended by deleting clause (d) of Section 15.1.1 and replacing it with the following new clause (d):

“(d)                           without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Sections 5.6.2, 7.1 (except to add Collateral) or 15.1.1; (ii) amend the definitions of the terms “Pro Rata”, “Required Lenders” or “Borrowing Base” (or any defined term used in the definition of “Borrowing Base”, provided that the Agent may in its Permitted Discretion, without the necessity of obtaining the consent of any Lender, increase or decrease the amount of the Availability Reserve, or increase, decrease, add or eliminate any of the components thereof, or reduce the percentages used in the definitions of Accounts Formula Amount and Inventory Formula Amount); (iii) release all or substantially all of the Collateral; (iv) subordinate the Liens in favor of Agent securing the Obligations to Liens in favor of any other Person (other than (x) Liens in favor of the Permitted Term Agent on certain Collateral which, in accordance with the terms of the Intercreditor Agreement, are senior in priority to the Liens in favor of Agent of such Collateral, (y) Purchase Money Liens securing Permitted Purchase Money Debt, and (z) Liens securing obligations with respect to Capital Leases permitted by Section 10.2.1(b), which Liens do not cover more than the property subject to the applicable Capital Leases); or (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations;”

3.                                      Effectiveness of Amendment.  This Amendment shall become effective upon Agent’s receipts of counterparts to this Amendment, duly executed by each Obligor, Agent and Existing Lender.

4.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Loan Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

SUMMER INFANT (USA), INC.

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Jason Macari
Name:	Jason Macari
Title:	CEO

SUMMER INFANT EUROPE, LIMITED

By:	/s/ Jason Macari
Name:	Jason Macari
Title:	CEO

AGENT AND EXISTING LENDER

BANK OF AMERICA, N.A., as Agent and Existing Lender

By:	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Loan and Security Agreement]